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PART  II - OTHER  INFORMATION                                                                                  Exhibit 11



                       STANT CORPORATION AND SUBSIDIARIES
                         COMPUTATION OF INCOME PER SHARE
                       ($ in Thousands, Except Share Data)



                                                                   Three Months Ended                  Nine Months Ended
                                                                      September 30,                      September 30,
                                                             -------------------------------   --------------------------------

                                                                    1996              1995              1996             1995
                                                             -------------    --------------   ---------------   --------------
Net  Income                                                         $5,635            $3,607           $15,517           $9,240
                                                             -------------    --------------   ---------------   --------------
                                                             -------------    --------------   ---------------   --------------


Primary  Income  Per  Share  of  Common  Stock                       $0.34             $0.22             $0.93            $0.55
                                                             -------------    --------------   ---------------   --------------
                                                             -------------    --------------   ---------------   --------------


Weighted  Average  Common  Shares  Outstanding                      16,227            16,227            16,227           16,227
Common  Stock  Equivalents - Effect  of  Exercise
   of  Stock  Options                                                  397               402               398              520
                                                             -------------    --------------   ---------------   --------------
Total                                                               16,624            16,629            16,625           16,747
                                                             -------------    --------------   ---------------   --------------
                                                             -------------    --------------   ---------------   --------------



Fully  Diluted  Income  Per  Share  of  Common  Stock                $0.34             $0.22             $0.93            $0.55
                                                             -------------    --------------   ---------------   --------------
                                                             -------------    --------------   ---------------   --------------


Weighted  Average  Common  Shares  Outstanding                      16,227            16,227            16,227           16,227
Common  Stock  Equivalents - Effect  of  Exercise
   of  Stock  Options                                                  399               402               455              520
                                                             -------------    --------------   ---------------   --------------
Total                                                               16,626            16,629            16,682           16,747
                                                             -------------    --------------   ---------------   --------------
                                                             -------------    --------------   ---------------   --------------
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